UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                March 11, 2016

     MUELLER INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive
Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                          (901) 753-3200

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, Douglas J. Murdock, President of the Climate Businesses of Mueller Industries, Inc. (the “Company”), resigned from the Company to pursue a new career opportunity as the Chief Executive Officer of Tecumseh Products Company, which is owned by Tecumseh Products Holdings LLC, a joint venture in which the Company owns a 50% interest.

In connection with Mr. Murdock’s resignation, on March 11, 2016, the Company and Mr. Murdock entered into a Separation and Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay Mr. Murdock a severance payment in an amount equal to $400,000 in consideration of Mr. Murdock’s general release and waiver of claims in favor of the Company and its affiliates.  The Separation Agreement also subjects Mr. Murdock to certain continuing obligations related to confidential information, non-competition and non-solicitation. The description of the Separation Agreement set forth herein is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01  Other Events.
A copy of the Company’s press release announcing Mr. Murdock’s departure is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits:

10.1            Separation and Release Agreement, by and between the Company and Douglas J. Murdock, dated as of March 11, 2016.

99.1            Press Release, dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Gary C. Wilkerson
Name:	Gary C. Wilkerson
Title:	Vice President, General Counsel and Secretary
Date:  March 15, 2016

Exhibit Index

Exhibit No.	Description
10.1	Separation and Release Agreement, by and between the Company and Douglas J. Murdock, dated as of March 11, 2016.

99.1	Press Release, dated March 14, 2016